Exhibit 99.2

AGL Resources to Change NYSE Ticker Symbol to AGL

ATLANTA – February 5, 2009 – AGL Resources Inc. announced today it will change the ticker symbol for its common stock on the New York Stock Exchange to “AGL” from “ATG.”  The change will become effective at the start of trading on Monday, Feb. 9, 2009.

“When our holding company was formed in 1996, the ticker symbol ‘AGL’ was not available.  Now that it has become available, it makes sense for us to align our ticker symbol more closely with our corporate name,” said John W. Somerhalder II, chairman, president and chief executive officer of AGL Resources.

About AGL Resources
AGL Resources (NYSE: ATG), an Atlanta-based energy services company, serves approximately 2.3 million customers in six states.  The company also owns Houston-based Sequent Energy Management, an asset manager serving natural gas wholesale customers throughout North America.  As a 70 percent owner in the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand.  The company also owns and operates Jefferson Island Storage & Hub, a high-deliverability natural gas storage facility near the Henry Hub in Louisiana.  For more information, visit www.aglresources.com.

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Contacts:              Financial
Steve Cave
Office:  404-584-3801
Cell: 678-642-4258
scave@aglresources.com

Media
Tami Gerke
Office:404-584-3873
Cell:404-558-2307
tgerke@aglresources.com